Exhibit 10.4

STOCK SUBSCRIPTION AGREEMENT

STOCK SUBSCRIPTION AGREEMENT, dated as of April 7, 2004, between CDRV Investors, Inc., a Delaware corporation (the “Company”), and Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership (together with any other investment vehicle managed by Clayton, Dubilier & Rice, Inc., the “Purchaser”).

W I T N E S S E T H:

WHEREAS, pursuant to a Stock Purchase Agreement, dated as of February 15, 2004, as amended from time to time (the “Stock Purchase Agreement”), among Merck KGaA, Merck Holding GmbH, VWR International Holding Europe GmbH, EMD Chemicals Inc. and CDRV Acquisition Corporation, an indirect, wholly-owned subsidiary of the Company (“AcquisitionCo”), AcquisitionCo has agreed to acquire all of the outstanding capital stock of VWR International Corporation, a Delaware corporation (“VWR”), and all of the outstanding equity ownership interests of VWR International Immobilien GmbH, a German private limited liability company, not held directly or indirectly by VWR (such transaction, the “Acquisition”);

WHEREAS, concurrently with the closing of the Acquisition, the Company will issue 4,800,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), to the Purchaser, and up to an aggregate of 700,000 shares of Common Stock to certain co-investors of the Purchaser (the “Co-Investors”), pursuant to stock subscription agreements between the Company, on the one hand, and each of the Purchaser and the Co-Investors, on the other hand (collectively, the “Stock Subscription Agreements”);

WHEREAS, the Purchaser desires to subscribe for and purchase, and the Company desires to sell to the Purchaser, not less than 4,800,000 shares of Common Stock, at a subscription price of $100.00 per share;

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

1.                                       Purchase and Sale of Common Stock.

(a)                                  Purchase of Common Stock.  Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and the Company shall sell to the Purchaser, 4,800,000 shares of Common Stock (the “Shares”), at a subscription price of $100.00 per Share, at the Closing provided for in Section 2(a) hereof.

(b)                                 Consideration.  Subject to all of the terms and conditions of this Agreement, the Purchaser shall deliver to the Company at the Closing referred to in Section 2(a) hereof immediately available funds in the amount of $480,000,000.

2.                                       Closing.

(a)                                  Time and Place.  Except as otherwise mutually agreed by the Company and the Purchaser, the Closing (the “Closing”) of the transaction contemplated by this Agreement shall be held at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York at 9:00 a.m. (New York time) on April 7, 2004.

(b)                                 Delivery by the Company.  At the Closing, the Company shall deliver to the Purchaser a stock certificate registered in such Purchaser’s name and representing the Shares, which certificate shall bear the legend set forth in Section 4(b).

(c)                                  Delivery by the Purchaser.  At the Closing, the Purchaser shall deliver to the Company the consideration referred to in Section 1(b).

3.                                       Management Rights.  For so long as the Purchaser owns any shares of the Common Stock of the Company and there has not been an underwritten public offering of the Common Stock (other than a Special Registration, as such term is defined in the Registration and Participation Agreement referred to in Section 4(g)):

(a)                                  Election of Directors.  The Company shall vote, or shall cause the shares of its subsidiaries to be voted, for the election of persons designated by the Purchaser (“Purchaser’s Designees”) to serve as directors of the Company and each of CDRV Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Holdings”), AcquisitionCo, CDRV Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings, CDRV International Holdings I, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (to be renamed CDRV International Holdings, Inc.) and CDRV International Holdings II, Inc., a Delaware corporation and wholly-owned subsidiary of AcquisitionCo (to be renamed VWR International Holdings, Inc.) and their respective subsidiaries and successors in interest (collectively, the “VWR Companies”).  If at any time a vacancy is created on the Board of Directors of the Company or any of the VWR Companies, by reason of the death, removal or resignation of any of Purchaser’s Designees, the Company shall take such action as may be required promptly to fill such vacancy with, and shall vote, or shall cause the shares of its subsidiaries to be voted, for the election of, a person designated by the Purchaser to fill such position.

(b)                                 Right of Consultation.  The Purchaser shall have the right, and the Company shall, and shall cause each of the VWR Companies to, grant to the Purchaser the right, to consult with and advise the management of the Company and each of the VWR Companies, at any time or from time to time, on all matters relating to the business, assets and operations of the Company and the VWR Companies, including, without limitation, significant changes in management personnel and compensation or employee benefits, introduction of new products or new lines of business, expansion into new geographical regions, acquisitions of any corporation, partnership or other business entity or any division thereof or equity interest therein, important acquisitions or dispositions of property, plant and equipment, significant research and development programs, the purchase or sale of important patents, trademarks, licenses and concessions, and the proposed compromise of any significant litigation.

(c)                                  Observation Rights.  The Purchaser shall have the right, and the Company shall, and shall cause each of the VWR Companies to, grant to the Purchaser the right, to have its representatives (in addition to its representatives that are directors of such entities) attend meetings of the Boards of Directors of the Company and each of the VWR Companies, and any committees of any such Boards of Directors.  The Company shall give, or shall cause each of the VWR Companies to give, as appropriate, to the Purchaser (i) at least three days’ notice of each regular meeting of the Board of Directors of the Company and each of the VWR Companies, (ii) such notice as is necessary under the circumstances to enable the Purchaser’s representatives to attend each special or emergency meeting of the Board of Directors of the Company and each of the VWR Companies, (iii) on or prior to the date of each meeting of the Board of Directors of the Company and each of the VWR Companies, all information given to the directors at such meeting and (iv) within 90 days following each meeting of the Board of Directors of the Company and each of the VWR Companies, copies of the minutes of such meeting.

(d)                                 Inspection and Access.  The Company shall provide to the Purchaser true and correct copies of all monthly, quarterly and annual financial and operating reports and budgets prepared by or on behalf of the Company and each of the VWR Companies, and such other documents, reports, financial data and other information as the Purchaser may reasonably request.  The Company shall permit any authorized representatives designated by the Purchaser to visit and inspect any of the properties of the Company or any of its subsidiaries, including its and their books of account (and to make copies and take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers and their current and prior independent public accountants (and by this provision the Company authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Company and its subsidiaries, whether or not a representative of the Company is present), all at such reasonable times and as often as the Purchaser may reasonably request.

4.                                       Purchaser’s Representations, Warranties and Covenants.

(a)                                  Investment Intention.  The Purchaser represents and warrants that it is acquiring the Shares solely for its own account for investment and not with a view to or for sale in connection with any distribution thereof in any transaction or series of transactions that would be in violation of the securities laws of the United States or any state thereof.  The Purchaser agrees that it will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares), except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and in compliance with applicable state securities or “blue sky” laws.  The Purchaser further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless (i) (A) such disposition is pursuant to an effective registration statement under the Securities Act, (B) the Purchaser shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act, or (C) a no-action letter from the Commission, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition and (ii) such disposition is pursuant to registration under any applicable state securities laws or an exemption therefrom.

(b)                                 Legend.  The Purchaser acknowledges that the certificate or certificates representing the Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE

SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS SET FORTH IN A REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF APRIL 7, 2004, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS LOCATED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(c)                                  Securities Law Matters.  The Purchaser acknowledges receipt of advice from the Company that (i) the Shares have not been registered under the Securities Act or qualified under any state securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Shares, (iii) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to the sales of any securities of the Company and the Company has made no covenant to make Rule 144 available, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, if the Purchaser is deemed to be an “affiliate” of the Company within the meaning of Rule 144, (vi) the Company does not plan to file reports with the Commission or make public information concerning the Company available unless required to do so by law or by the terms of its financing agreements, (vii) if the exemption afforded by Rule 144 is not available, sales of the Shares may be difficult to effect because of the absence of public information concerning the Company, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and (ix) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer set forth in this Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.

(d)                                 Compliance with Rule 144.  If any of the Shares are to be disposed of in accordance with Rule 144, the Purchaser shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

(e)                                  Ability to Bear Risk.  The Purchaser represents and warrants that (i) the financial situation of the Purchaser is such that it can afford to bear the economic risk of holding the Shares for an indefinite period and (ii) the Purchaser can afford to suffer the complete loss of its investment in the Shares.

(f)                                    Access to Information.  The Purchaser represents and warrants that (i) it has participated in the preparation and negotiation of the Acquisition Agreement and has carefully reviewed all of the materials furnished to it in connection with the transactions contemplated thereby and hereby, (ii) it has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Shares and to obtain any additional information that it deems necessary to verify the accuracy of the information contained in such material, and (iii) its knowledge and experience in financial and business matters is such that it is capable of evaluating the risks of the investment in the Shares.

(g)                                 Registration and Participation Agreement.  The Purchaser acknowledges and agrees that it shall be entitled to the rights and subject to the obligations created under the Registration and Participation Agreement, dated as of the date hereof, among the Company, the Purchaser, the Co-Investors and the other parties thereto (the “Registration and Participation Agreement”), and that the Shares shall constitute Registrable Securities (as defined in the Registration and Participation Agreement) thereunder.  The Purchaser agrees that, in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Purchaser will not effect any public sale or distribution of any shares of the Common Stock (other than as part of such underwritten public offering) during the Holdback Period (as defined in the Registration and Participation Agreement).

5.                                       Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser that (a) the Company has been duly incorporated and is in good standing under the laws of State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, (c) the Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby and (d) the authorized capital stock of the Company consists of 7,000,000 shares of Common

Stock, of which 5,500,000 shares of Common Stock will be issued and outstanding upon the consummation of the transactions contemplated by the Stock Subscription Agreements.  The Company fully anticipates that the Acquisition will be consummated promptly following the Closing.

6.                                       Covenants of the Company.

(a)                                  Rule 144.  The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the Securities Act or Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to any class of equity securities of the Company (other than (i) the registration of equity securities of the Company and/or options in respect thereof to be offered primarily to directors and members of management and employees of the Company or its direct or indirect subsidiaries, or (ii) the registration of equity securities and/or options in respect thereof solely on Form S-4 or S-8 or any successor form), it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Purchaser, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144, as such Rule may be amended from time to time, or (y) any successor rule or regulation hereafter adopted by the Commission.

(b)                                 State Securities Laws.  The Company agrees to use its best efforts to comply with all state securities or “blue sky” laws applicable to the sale of the Shares to the Purchaser.

(c)                                  Expenses.  Whether or not the Closing occurs, the Company hereby agrees to pay all expenses relating to this Agreement, including but not limited to (i) the cost of printing, reproducing and distributing this Agreement, the Shares and any associated documents, (ii) the Purchaser’s reasonable out-of-pocket expenses incurred in connection with this Agreement, the Shares and any associated documents, (iii) the reasonable fees and disbursements of the Purchaser’s counsel, (iv) the cost of delivering the Shares purchased at the Closing, insured to the satisfaction of the Purchaser, to such address as the Purchaser shall designate, (v) all reasonable out-of-pocket expenses relating to any amendment or modification of, or any waiver, consent or preservation of rights under, this Agreement and (vi) all other expenses, including counsel’s fees, incurred by the Company in connection with the transactions contemplated by this Agreement or any other agreements or documents entered into in connection with the Acquisition.

7.                                       Miscellaneous.

(a)                                  Notices.  All notices, demands and other communications made in connection with this Agreement shall be in writing.  Any notice or other communication in connection herewith shall be deemed duly given to any party (i) two business days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after it is sent by overnight courier guaranteeing next day delivery, in each case, to the addresses set forth below:

(i)                                     if to the Company, to:

CDRV Investors, Inc.

1403 Foulk Road, Suite 106

Wilmington, Delaware  19803

Attention:  Secretary

(ii)                                  if to the Purchaser, to:

Clayton, Dubilier & Rice

Fund VI Limited Partnership

1403 Foulk Road, Suite 106

Wilmington, Delaware  19803

Attention:  General Partner

Copies of any notice or other communication given under this Agreement shall also be given to:

(i)                                     Clayton, Dubilier & Rice, Inc.

375 Park Avenue

New York, New York  10152

Telephone:  (212) 407-5200

Facsimile:  (212) 407-5252

Attention:  Richard J. Schnall

and

(ii)                                  Debevoise & Plimpton LLP

919 Third Avenue

New York, New York  10022

Telephone:  (212) 909-6000

Facsimile:  (212) 909-6836

Attention:  Franci J. Blassberg, Esq.

(b)                                 Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)                                  Waiver; Amendment.

(i)                                     Waiver.  Either party hereto may by written notice to the other (A) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (B) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (C) waive or modify performance of any of the obligations of the other under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(ii)                                  Amendment.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the Purchaser and the Company.

(d)                                 Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Purchaser without the prior written consent of the other party.  Notwithstanding anything to the contrary in the immediately preceding sentence, the Company may assign this Agreement in connection with a merger, reorganization or sale, transfer or contribution of all or substantially all of the assets or stock of the Company to any of its subsidiaries or affiliates, and, upon the consummation of any such merger, reorganization, sale, transfer or contribution, such subsidiary or affiliate shall automatically and without further action assume all of the obligations and succeed to all the rights of the Company under this Agreement.

(e)                                  Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction.

(f)                                    Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g)                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company and the Purchaser have duly executed this Agreement by their authorized representatives as of the date first above written.

CDRV INVESTORS, INC

By:	/s/ RICHARD J. SCHNALL
	Name:	Richard J. Schnall
	Title:	President

CLAYTON, DUBILIER & RICE FUND VI LIMITED PARTNERSHIP

By:	CD&R Associates VI Limited Partnership, its general partner

	By:	CD&R Investment Associates VI, Inc., its general partner

By:	/s/ THERESA A. GORE
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer, and Assistant Secretary